Exhibit 99.2

Statement Under Oath of Principal Financial Officer Regarding
Facts and Circumstances Relating to Exchange Act Filings

I, J. Reid Porter, Executive Vice President and Chief Financial Officer of IMC Global Inc., state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of IMC Global Inc, and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Annual Report on Form 10-K for the fiscal year ended December 31, 2001 of IMC Global Inc.;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of IMC Global Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

                   J. Reid Porter
J. Reid Porter

Date: August 13, 2002

Subscribed and sworn to before me
this 13 day of August 2002.

                Terese M. Eklund
Terese M. Eklund
Notary Public

My Commission Expires:         05/27/03

Return to IMC Global Inc. Form 8-K